United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2018

Sino-Global Shipping America, Ltd.

(Exact name of Registrant as specified in charter)

Virginia	001- 34024	11-3588546
(State or other jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1044 Northern Boulevard, Suite 305

Roslyn, New York 11576-1514

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (718) 888-1814

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

☐	Soliciting material pursuant to Rule14a-12 under the Exchange Act (17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

By action taken as of December 31, 2018, the Board of Directors (the “Board”) of Sino-Global Shipping America, Ltd. (the “Company”) and the Compensation Committee of the Board (the “Committee”) approved (i) an increase in the annual salaries of Lei Cao, Chief Executive Officer, Tuo Pan, acting Chief Financial Officer, and Zhikang Huang, Chief Operating Officer (the “C-Level Executives”), effective January 1, 2019, and (ii) a one-time award of a total of 950,000 of the common stock from the shares reserved under the Company’s 2014 Stock Incentive Plan (the “Plan”) to the C-Level Executives, Chief Technology Officer, Yafei Li and the following members of the Board for their valuable contributions to the Company in fiscal 2018: Jing Wang, Tieliang Liu and Bradley A. Haneberg, effective December 31, 2018.

The Board and the Committee determined that (i) the Company’s Chief Executive Officer, Lei Cao, is entitled to a base salary increase from $180,000 to $260,000, (ii) the Company’s acting Chief Financial Officer, Tuo Pan, is entitled to a base salary increase from $60,000 to $100,000 and (iii) the Company’s Chief Operating Officer, Zhikang Huang, is entitled to a base salary increase from $100,000 to $150,000. The Company entered into an updated employment agreements with the respective C-Level Executives, to document the increased base salaries and the conforming updates regarding the severance payment, among others. A copy of such updated agreements are filed as exhibits to this report and are herein incorporated by reference.

The Committee recommended and the Board determined to make the following stock grants under the Plan (i) Chief Executive Officer, Lei Cao, is entitled to a one-time stock award grant of 400,000 shares, (ii) acting Chief Financial Officer, Tuo Pan, is entitled to a one-time stock award grant of 140,000 shares, (iii) Chief Operating Officer, Zhikang Huang, is entitled to a one-time stock award grant of 180,000 shares, (iv) Chief Technology Officer, Yafei Li is entitled to a one-time stock award grant of 80,000 shares, (v) Board member Jing Wang is entitled to a one-time stock award grant of 50,000 shares, (vi) Board member Tieliang Liu is entitled to a one-time stock award grant of 50,000 shares and (vii) Board member Bradley A. Haneberg is entitled to a one-time stock award grant of 50,000 shares.

The grants described above were made on the terms of the Company’s Form of Plan Stock Award Agreement, as amended and previously filed as Exhibit 10.1 to the quarterly report on Form 10-Q filed with the Securities and Exchange Commission on February 12, 2016.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

The following are filed as exhibits to this report:

Exhibit No.	Description
Exhibit 10.1	Employment Agreement by and between Mr. Lei Cao and Sino-Global Shipping America, Ltd., dated as of January 1, 2019

Exhibit 10.2	Employment Agreement by and between Ms. Tuo Pan and Sino-Global Shipping America, Ltd., dated as of January 1, 2019

Exhibit 10.3	Employment Agreement by and between Mr. Zhikang Huang and Sino-Global Shipping America, Ltd., dated as of January 1, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sino-Global Shipping America, Ltd.

Date: January 7, 2019	By:	/s/ Lei Cao
	Name:	Lei Cao
	Title:	Chief Executive Officer

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